U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vy Global Growth

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Floor 4, Willow House, Cricket Square Grand Cayman, KY1-9010 Cayman Islands
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-248814

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Class A Ordinary Share, and one fifth of one Warrant to acquire one Class A Ordinary Share	The New York Stock Exchange

Class A Ordinary Shares, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A Ordinary Shares and warrants to purchase Class A Ordinary Shares of Vy Global Growth (the “Company”). The description of the units, Class A Ordinary Shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-248814) filed with the U.S. Securities and Exchange Commission on September 15, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Vy Global Growth

By:	/s/ John Hering
John Hering
Chief Executive Officer

Dated: October 1, 2020